Exhibit 99.1

Casey’s Issues Business Update Ahead of Stephens NDR

ANKENY, Iowa, April 21, 2022 – (Business Wire) – Casey’s General Stores, Inc. (“Casey’s” or the “Company”) (Nasdaq: CASY), a leading convenience store chain in the United States, today announced that it will be participating in a non-deal roadshow (“NDR”) with Stephens on April 21, 2022.

In advance of the NDR, the Company provides the following business update.

Casey’s business continues to perform well, and we remain on track for record fourth quarter diluted earnings per share in fiscal 2022. Our fourth quarter to date experience is as follows:

Fuel same-store gallons sold have been slightly higher than prior year, between flat to up low-single digits. Fuel margins have been in the higher 30s in terms of cents per gallon.

Inside same-store sales volumes have been up mid-single digits. Inside margins have been impacted, in-part, by higher cheese costs, which have averaged $2.24 per pound in the fourth quarter versus $1.93 per pound in the prior year.

Operating expenses are trending above our previous guidance of 11-13% and are up approximately mid-teens. These are being impacted, in-part, by higher credit card fees related to higher retail fuel prices which are up approximately 39% versus the prior year.

Interest expense has been modestly impacted by non-cash charges associated with the partial prepayment of certain variable rate debt due to strong free cash flow generation.

About Casey’s General Stores

Casey’s is a Fortune 500 company (Nasdaq: CASY) operating over 2,400 convenience stores. Founded more than 50 years ago, the company has grown to become the third-largest convenience store retailer and the fifth-largest pizza chain in the United States. Casey’s provides freshly prepared foods, quality fuel and friendly service at its locations. Guests can enjoy pizza, donuts, other assorted bakery items, and a wide selection of beverages and snacks. Learn more and order online at www.caseys.com, or in the mobile app.

Cautionary Statements

This release contains statements that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those related to expectations for the current and future periods, possible or assumed current and future results of operations, financial conditions, liquidity and related sources or needs, business and/or integration strategies, plans and synergies, supply chain, growth opportunities and, performance at our stores. There are a number of known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from any results expressed or implied by these forward-looking statements, including but not limited to executing our strategic plan, the impact and duration of COVID-19 and related governmental actions, the impact and duration of the conflict in Ukraine, as well as other risks, uncertainties and factors which are described in the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission and available on our website. Any forward-looking statements contained in this release represent our current views as of the date of this release with respect to future events, and Casey’s disclaims any intention or obligation to update or revise any forward-looking statements in the release whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Measures

This release contains a reference to free cash flow, a non-GAAP measure defined by the Company as net cash generated by operating activities less purchases of property and equipment. The Company believes that free cash flow is an important financial measure for use in evaluating the Company’s financial performance, as it measures the ability to generate additional cash from our business operations. Because non-GAAP financial measures are not standardized, free cash flow, as defined by the Company, may not be comparable to similarly titled measures reported by other companies.

Investor Relations Contact:
Brian Johnson (515) 965-6587
Brian.johnson@caseys.com

Media Relations Contact:
Katie Petru (515) 446-6772
Katie.petru@caseys.com